Exhibit 11

                  TANNENBAUM HELPERN SYRACUSE & HIRSCHTRITT LLP
                                900 THIRD AVENUE
                          NEW YORK, NEW YORK 10022-4775
                                 (212) 508-6700
                            FACSIMILE: (212) 371-1084



                                                              September 17, 2002

Board of Directors
SearchHelp, Inc.
1055 Stewart Avenue
Bethpage, NY  11714

Ladies and Gentlemen:

          You have requested our opinion, as counsel for SearchHelp, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form SB-2, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended, filed by the Company with the Securities and Exchange Commission for the sale to public of 8,000,000 units (the "Units") each Unit consisting of one share of common stock, $.0001 par value (the "Common Stock"), one warrant to purchase one share of Common Stock for $.75 per share (the "Class A Warrants") and one warrant to purchase one share of Common Stock for $1.75 per share (the "Class B Warrants," collectively with the Class A Warrants, the "Warrants").

          We have also reviewed your Articles of Incorporation, Bylaws and such other corporate records, documents and proceedings and such questions of law as we have deemed relevant for the purpose of this opinion. In our review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

          Based upon the foregoing and in reliance thereon, we are of the opinion that:

          1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease, license and use its properties and assets and to carry on the business in which it is now engaged.

          2. The Company has an authorized capitalization as set forth in the Registration Statement.


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          3.   The shares of Common  Stock of the Company to be issued under the
               Registration Statement and the Common Stock to be issued upon exercise of the Warrants in accordance with their respective terms will each be duly and validly authorized, legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to our name under the caption "Legal Matters" included in the Registration Statement.


                                                   Sincerely,



                                                   Tannenbaum Helpern
                                                   Syracuse & Hirschtritt LLP